Exhibit 99.1

SAKS INCORPORATED ANNOUNCES MARCH COMPARABLE

STORE SALES RESULTS

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (April 10, 2008)—Retailer Saks Incorporated (NYSE: SKS) (the “Company”) today announced that owned sales totaled $276.2 million for the five weeks ended April 5, 2008 compared to $284.4 million for the five weeks ended April 7, 2007, a 2.9% decrease on both a total and comparable store sales basis.

On a year-to-date basis, for the two months ended April 5, 2008, owned sales totaled $503.8 million compared to $504.3 million for the two months ended April 7, 2007, a 0.1% decline on both a total and comparable store sales basis.

For March, the strongest categories at Saks Fifth Avenue were women’s designer eveningwear, men’s shoes and contemporary apparel, fashion jewelry, women’s shoes, and fragrances. The weakest categories at Saks Fifth Avenue for March were women’s classic bridge apparel, women’s petites and large sizes, women’s designer apparel, and fine jewelry.

Saks Incorporated currently operates Saks Fifth Avenue, which consists of 54 Saks Fifth Avenue stores, 48 Saks Off 5th stores, and saks.com. The Company also operates Club Libby Lu specialty stores.

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